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                                                                    EXHIBIT 3.17

                            ARTICLE OF INCORPORATION

                                       OF

                      INTERNATIONAL ENTERPRISES GROUP, INC.

         We, the undersigned, hereby associate ourselves for the purpose of becoming a corporation under the laws of the State of Florida, and under the statute of the State of Florida providing for the formation, rights, privileges, immunities and liabilities of incorporating for profit it is:

                                    ARTICLE I

         THE NAME OF THE CORPORATION SHALL BE:

                      INTERNATIONAL ENTERPRISES GROUP, INC.

                                   ARTICLE II

         The corporation shall engage in any activity or business permitted under the laws of the State of Florida and the United States of America.

                                   ARTICLE III

         The maximum number of shares which the corporation is authorized to issue and have outstanding at any one time is 500 shares of common stock (shall have a par value of $1.00 per share).

         All stock is to be issued as fully paid and exempt from assessment.

                                   ARTICLE IV

         The pledge, sale, transfer or other disposition of the capital stock may be governed and restricted by the By-Laws or written agreement amongst the stockholders which shall be on file in the offices of the corporation so named in Article VII herein.

         The By-Laws may provide for cumulative voting by a stockholders at all elections of the directors of the corporation.

                                    ARTICLE V

         The amount of capital with which this corporation may begin business shall not be less than Five Hundred ($500.00) Dollars.

                                   ARTICLE VI

         The existence of the corporation is perpetual.

                                  ARTICLE VIII

         The initial post office address and registered offices of the corporation in the State of Florida shall be 13125 S.W. 104 Terrace, Miami, Fla 33186. The Board of Directors may from time to time move the principal offices to any other address within the State of Florida. The registered agent is:
Carlos Ronaldo Vimo. Address: 13125 S.W. 104 Terrace, Miami, Fla 33186


                                  ARTICLE VIII

         The business of the corporation shall be managed by a Board of Directors consisting of not less than (2) nor more than (5) directors. A quorum for the holding of a meeting of the Board of Directors, and for the transaction of any business properly carried out by the directors on behalf of the corporation, shall consist of a majority of the members thereof. But, the directors, by unanimous consent in writing, included in the minutes of the corporation, may consent to the doing of any act and such consent in writing shall have the same force and effect as though a formal meeting had been held pursuant to call being duly made and as though the said act had been completed and authorized at a meeting at which a quorum had been present, and/or such duties may be delegated to an "Executive Committee".


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


                                   ARTICLE IX

         The names and post office addresses of the members of the first Board of Directors and slate of corporate offices are as follows:

         Name                                   Title                           Address
         ----                                   -----                           -------
CARLOS RONALDO VIMO                           President         13125 S.W. 104 Terrace, Miami, Fla 33186
JOSE MAGANA                                Sec. & Treasurer     1800 West 54 Street, #220, Hlh, Fla 33012

                                    ARTICLE X

         The names and post office addresses of the subscribers to the Articles of Incorporation, and the number of shares of stock that they agree to take are as follows:

         Name                                    Address                     Shares      Cash Value
         ----                                    -------                     ------      ----------
CARLOS RONALDO VIMO                      13125 SW 104 Terr. Miami              55          $275.00
JOSE MAGANA                              1800 W. 54 St. #220 Hlh               45          $225.00



                                   ARTICLE XI

         The stock of the corporation may be issued pursuant to the provisions under # 1244 of the Internal Revenue Code in order for the stockholders of the corporation may receive the benefits thereunder.

         IN WITNESS WHEREOF: We have hereunder set our hands and seals this 8th day of May, 1989.

                                          /s/Carlos Rinaldo Vimo (Seal)
                                          ----------------------
                                          /s/Jose Magana         (Seal)
                                          ----------------------
                                                                        (Seal)
                                          ------------------------------


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

STATE OF FLORIDA:

COUNTY OF DADE

I hereby certify that on this day personally appeared before me, an officer duly authorized to take acknowledgments and administer oaths in the State of Florida, CARLOS RONALDO VIMO AND JOSE MAGANA, to me well known to be the persons described in and who executed the foregoing Articles of Incorporation, and who acknowledged before me that they executed the same freely and voluntarily for the purpose therein expressed.

         WITNESS: my hand and official seal this 08 day of May 1989, at Miami, County of Dade, State of Florida.

                                        /s/ Notary Public
                                           -------------------------------------
                                        Notary Public, State of Florida at Large



                                        My Commission Expires:
                                                              --------------


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


                                STATE OF FLORIDA

                               DEPARTMENT OF STATE

         Certificate Designating Place of Business or Domicile for the Service of Process Within This State, Naming Agent Upon Whom Process may be Served and Names and Addresses of the Officers and Directors.

                          ----------------------------

         The following is submitted, in compliance with Chapter 48.091, Florida
Statutes:

                      INTERNATIONAL ENTERPRISES GROUP, INC.

a corporation organized (or organizing) under the laws of the State of Florida with in its principal office at 13125 SW 104 Terrace in the city of Miami, County of DADE State of FLORIDA, has named CARLOS RONALDO VIMO, located at 13125 SW 104 Terrace (Street Address & Number of Building., P.O Box address not acceptable) City of MIAMI, County of DADE State of Florida, as its agent to accept service of process within this state.


   OFFICERS:

   NAME                  TITLE    SPECIFIC ADDRESS

   CARLOS RONALDO VIMO    (P)     13125 S.W. 104 Terrace, Miami, Fla 33186
   -----------------------        ----------------------------------------

   JOSE MAGANA            (S)     1800 West 54 Street # 220, Hialeah, Fla 33012
   -----------------------        ---------------------------------------------

   JOSE MAGANA            (T)     1800 West 54 Street # 220, Hialeah, Fla 33012
   -----------------------        ---------------------------------------------

                          (V)
   -----------------------


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

   Directors:

   Name                            Specific Address

   CARLOS RONALDO VIMO             13125 S.W. 104 Terr. Miami, Fla 33186
   -----------------------         -------------------------------------

   JOSE MAGANA                     1800 West 54 Street #220, Hialeah, Fl 33012
   -----------------------         -------------------------------------------



                                                  By /s/
                                                       ----------------------
                                                         (Corporate Officer)

ACCEPTANCE:

         I agree as Resident Agent to accept Service of Process; to keep office open during prescribed hours; to post my name ( and any other officers of said corporation authorized to accept service of process as the above Florida designated address) in some conspicuous place in office as required by Law.


Filling Fee:                                  /s/
--------------------------                    ---------------------------------
                                              (Resident Agent)



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                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                      INTERNATIONAL ENTERPRISES GROUP, INC.

To:      Department of State
         Tallahassee, Florida  32314

         Pursuant to the provisions of Section 607.1006 of the Florida Statutes, the undersigned corporation adopts the following articles of amendments to its articles of incorporation:

         1. The name of the corporation is International Enterprises Group, Inc.

         2. The following amendment of the articles of incorporation is adopted by the shareholder of the corporation on March 28, 1996 in the manner prescribed by the Florida Business Corporation Act, ss.607.1006:

                                   ARTICLE III

                  The maximum number of shares which the corporation is authorized to issue and have outstanding at any one time is 1,000 shares of common stock, (shall have a par value of $1.00 per share).

         3. The number of shares of the corporation outstanding at the time of adoption was 500; and the number of shares entitled to vote on the amendment was 500.

         4. The designation and number of outstanding shares of each class entitled to vote on the amendment as a class were as follows:

                              Class                 Number of shares

                              Common                  500

         5. The number of shares voted for the amendment was 500 and the number of shares voted against the amendment were none.

         6. The number of shares of each class entitled to vote as a class voted for and against the amendment, respectively, was: N/A

         7. The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment is to be effected is as follows:
N/A

         8. The manner in which the amendment effects as change in the amount of stated capital, and the amount of stated capital as changed by the amendment are as follows: N/A


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         Dated:  March 28, 1996.

                                        INTERNATIONAL ENTERPRISES GROUP, INC.

                                        By:  /s/ Carlos Rinaldo Vimo
                                            -------------------------
                                        Print Name: Carlos Rinaldo Vimo
                                                    -------------------
                                        Title:  President

                                        (Corporate Seal)


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